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                                                                   Exhibit 10(d)

                              Third Amendment to
                            the 1994 Restatement of
                               Aon Pension Plan
                               ----------------


          Whereas, the Aon Pension Plan (the "Plan") is currently set out in the 1994 Restatement of Aon Pension Plan, which was generally effective as of January 1, 1994 (the "Restatement").

          Whereas, the Board of Directors of Aon Corporation desires to amend the Plan pursuant to the Board's authority to do so under Section 9.20 of the Plan.

          Now, therefore, the Plan, as set out in the Restatement, is amended as follows, effective as of May 1, 1996:

                Section 21. A new section 21 shall be added to the Plan to read as follows:

                SECTION 21 -  1996 VOLUNTARY RETIREMENT PROGRAM

          21.01 VOLUNTARY RETIREMENT PROGRAM. The terms of this Section 21 are effective to provide retirement benefits to supplement those otherwise provided under this Plan to certain Participants described herein who terminate employment with an Employer. Participants employed by The Life Insurance Company of Virginia; Union Fidelity Life Insurance Company; Forth Financial Resources, Ltd.; and Newco Properties, Inc., shall not be eligible to receive benefits under this Section 21.

          21.02 DEFINITIONS. In addition to those of Section 2, the following definitions shall apply for purposes of this Section 21:

                 (a) "Additional Temporary Supplement" shall mean an amount equal to $150, to be paid monthly until the first to occur of:
                           (i)    attainment of age 65;
                           (ii)   death of the Participant; or
                           (iii)  completion of 24 payments.

                 (b) "Lifetime Pension Supplement" shall mean an amount equal to 0.5 percent of one twelfth of the Participant's Final Average Earnings multiplied by Years of Employment up to but not in excess of 20 Years of Employment. The Lifetime Pension Supplement shall be paid monthly at the same time and in the same optional form as benefits paid to the Participant under Section 4 or 5 and shall terminate coincident with the termination of such benefits.

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          (c)  "Temporary Pension Supplement" shall mean an amount equal to 0.5 percent of one twelfth of the Participant's Final Average Earnings multiplied by Years of Employment up to but not in excess of 20 Years of Employment. The Temporary Pension Supplement shall be paid monthly until the first to occur of:

                    (i)      attainment of age 65;
                    (ii)     death of the Participant; or
                    (iii)    completion of 120 payments.

          (d) "Voluntary Retirement Participant" shall mean a Participant, other than a Participant employed by The Life Insurance Company of Virginia; Union Fidelity Life Insurance Company; Forth Financial Resources, Ltd.; and Newco Properties, Inc., who:
                    (i)      is actively employed on May 1, 1996;
                    (ii) has attained 55 years of age on or before June 30, 1996; and
                    (iii)    meets the requirements of (A) or (B):
                            (A) has Annual Earnings in 1995 of less than $66,000 and whose combined total Years of Employment and age as of June 30, 1996, is at least 60; or
                            (B) has Annual Earnings in 1995 of $66,000 or more and whose combined total Years of Employment and age as of June 30, 1996, is at least 72.

               Employees defined in Section 2.13 of this Plan ("Field Sales Agent") are not eligible for benefits under this Section 21.

          (e) "Years of Employment" shall mean total number of years of Employment with an Employer, beginning on the date an Employee first performs an Hour of Service and ending on the date the Voluntary Retirement Participant retires under the terms of this
               Section 21. Periods of service as a Field Sales Agent shall not be included in the determination of Years of Employment. Years of Employment shall include years of employment by a Voluntary Retirement Participant for an employer the stock or assets of which were acquired by an Employer at the time such employee was employed by the acquired entity. In determining Years of Employment (including with respect to preacquisition service), partial years of employment and periods commencing with an Employee's discharge or termination and ending with such Employee's rehire shall be excluded. In no event shall Years of Employment be less than Years of Service as defined in Section 2.31.

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               The determination of a Participant's Years of Employment shall be used solely for purposes of eligibility under Section 21.02(d)(iii)(A) and (B) and computation of the Lifetime Pension Supplement and the Temporary Pension Supplement under this
               Section 21, and not for any other purpose under this Plan.

21.03 VOLUNTARY RETIREMENT PROGRAM BENEFITS. A Voluntary Retirement Participant shall be entitled to receive the Temporary Pension Supplement, the Additional Temporary Pension Supplement and the Lifetime Pension Supplement upon satisfaction of (a) and (b):

          (a) receipt by an Employer of a Voluntary Retirement Participant's election pursuant to the requirements of Sections 7.06 and 7.14; and
          (b) termination of employment with an Employer on or after May 1, 1996, but no later than June 30, 1996.

          A Voluntary Retirement Participant who is entitled to receive a Temporary Pension Supplement, an Additional Temporary Pension Supplement or a Lifetime Pension Supplement upon satisfaction of (a) and (b) shall be 100% vested in the Temporary Pension Supplement, the Additional Temporary Pension Supplement and the Lifetime Pension Supplement upon termination of Employment. With regard to all other benefits due the Voluntary Retirement Participant under the terms of this Plan, the Voluntary Retirement Participant's nonforfeitable percentage of such benefit shall be as determined under Section 5 of this Plan.

21.04 COMMENCEMENT OF BENEFITS. Payment of the Temporary Pension Supplement and the Additional Temporary Pension Supplement shall commence as soon as practicable upon satisfaction of the requirements of Section 21.03 by the Voluntary Retirement Participant. Payment of the Lifetime Pension Supplement shall commence coincident with commencement of benefits paid to the Voluntary Retirement Participant in accordance with any election made by such Participant under Section 4 or 5. The amount of the Lifetime Pension Supplement, if payment is deferred, shall be the actuarial equivalent of the Lifetime Pension Supplement as if payment had commenced upon the later of attainment of age 55 or termination of employment.

21.05 CREDIT FOR YEARS OF SERVICE FOR 1996. A Voluntary Retirement Participant who satisfies the requirements of Section 21.03, and who has continuously worked for an Employer from January 1, 1996, through Employment termination, shall be deemed to have earned a Year of Service under Section 2.31 regardless of the Hours of Service that would otherwise be credited to such Participant. Nothing in this
          Section 21.05 shall permit a Voluntary Retirement Participant to accrue more than one Year of Service for 1996.

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IN WITNESS WHEREOF, Aon Corporation hereby adopts this Third Amendment to the
1994 Restatement of Aon Pension Plan, effective as set forth above, as of this 1st day of August, 1996.

                                       AON CORPORATION

                                       By:


                                       /s/ Daniel T. Cox
                                       ----------------------------
                                       Daniel T. Cox
                                       Executive Vice President

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